Morgan Stanley Information Fund
                     Item 77(o) 10f-3 Transactions
                   April 1, 2001- September 30, 2001


Security     Date    Price    Shares   % of    Total        Purcha   Broker
             of      Of       Purcha   Assets  Issued       sed
             Purcha  Shares   sed                           By
             se                                             Fund
Accenture    10/5/0   $14.50  250,00   0.395%  $1,667,500,   0.21%   Goldma
Ltd.            1                0                000.00             n
                                                                     Sachs

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